Exhibit 99.1

Media Contact:

Steve Sabicer

714-907-6264

ssabicer@thesabicergroup.com

Investor Contact:

Susan Morrison

858-366-6900 x7005

smorrison@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports Third Quarter 2017 Financial Results

San Diego, October 26, 2017 – Tandem Diabetes Care®, Inc. (NASDAQ: TNDM), a medical device company and manufacturer of the only touchscreen insulin pumps available in the United States, today reported its financial results for the quarter ended September 30, 2017.

“Our accomplishments in the third quarter, including the FDA approval and immediate launch of the t:slim X2™ Insulin Pump with Dexcom G5® Mobile CGM integration, our demonstration of the market-differentiating Tandem Device Updater, and the introduction of our custom infusion set connector, further strengthen our confidence in Tandem’s ability to achieve near and long-term revenue growth,” said Kim Blickenstaff, President and Chief Executive Officer of Tandem Diabetes Care. “We remain highly-focused on driving the business toward profitability by increasing our sales and gross profits, leveraging our early infrastructure investments, and exercising careful cash management.”

Between July 2016 and September 2017, the Company offered eligible customers a Technology Upgrade Program to provide a pathway to ownership of the t:slim X2 Insulin Pump that now offers integration with Dexcom G5® Mobile Continuous Glucose Monitoring. As previously announced, because of the accounting treatment of this program, the Company is now providing selected financial results on both a GAAP and non-GAAP basis.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in millions)	2017	2016	2017	2016
GAAP Sales	$27.0	$12.3	$67.3	$55.3
Impact of Technology Upgrade Program	(3.3)	8.4	(4.8)	8.4
Non-GAAP sales[1]	$23.7	$20.7	$62.5	$63.7

Pump shipments	3,868	3,896	10,111	12,520

1)

GAAP sales are determined in accordance with U.S. Generally Accepted Accounting Principles. Non-GAAP sales are adjusted for the impact of the Technology Upgrade Program. See the information under the heading “Use of Non-GAAP Financial Measures” in this press release, as well as under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance” in the attached Press Release Exhibit.

Third Quarter 2017 GAAP Results

GAAP sales were $27.0 million for the quarter ended September 30, 2017 compared to $12.3 million for the same period of 2016. A total of 3,868 pumps were shipped in the third quarter of 2017 compared to 3,896 in the third quarter of 2016. Gross margin for the quarter ended September 30, 2017 was 44 percent compared to negative 13 percent for the same period of 2016.

For the third quarter of 2017, operating expenses totaled $25.0 million compared to $26.8 million for the same period of 2016. GAAP operating loss for the third quarter of 2017 was $13.2 million compared to $28.4 million for the same period of 2016. GAAP operating margin for the third quarter of 2017 was negative 49 percent compared to negative 231 percent in the same period last year. Both operating loss and operating margin for the third quarter of 2017 included non-cash charges for stock-based compensation of $2.4 million and depreciation and amortization of $1.7 million compared to stock-based compensation of $2.9 million and depreciation and amortization of $1.3 million for the comparable period of 2016.

Third Quarter 2017 Non-GAAP Results

Non-GAAP sales, which are adjusted for the impact of the Technology Upgrade Program, were $23.7 million for the quarter ended September 30, 2017 compared to $20.7 million for the same period of 2016. Non-GAAP gross margin for the quarter ended September 30, 2017 was 39 percent, adjusted for the impact of the Technology Upgrade Program, compared to 26 percent for the same period of 2016.

For the third quarter of 2017, non-GAAP operating expenses totaled $25.0 million compared to $26.8 million for the same period of 2016. Non-GAAP operating loss for the third quarter of 2017 was $15.8 million, compared to $21.4 million for the same period of 2016. Non-GAAP operating margin for the third quarter was negative 66 percent compared to negative 103 percent in the same period of 2016. Both non-GAAP operating loss and operating margin included non-cash charges for stock-based compensation of $2.4 million and depreciation and amortization of $1.7 million for the third quarter of 2017, compared to stock-based compensation of $2.9 million and depreciation and amortization of $1.3 million for the comparable period of 2016.

Cash and Cash Use

As of September 30, 2017, the Company had $22.5 million in cash, cash equivalents, short-term investments and restricted cash. The Company’s net use of cash in the third quarter of 2017 was $19.2 million compared to $20.2 million in the same period of 2016.

The Company’s cash balance as of September 30, 2017 includes $4.1 million in net proceeds under the previously announced “at the market” public offering of common stock. Not reflected in the Company’s cash balance as of September 30, 2017 is approximately $14.8 million in net proceeds from a public equity offering completed in October 2017.

2017 Guidance

For the year ending December 31, 2017, the Company’s financial guidance is as follows:

•	GAAP sales are estimated to be in the range of $100 million to $105 million; non-GAAP sales are estimated to be in the range of $95 million to $100 million
•

GAAP operating margin is estimated to be in the range of negative 65 percent to negative 60 percent; non-GAAP operating margin is estimated to be in the range of negative 70 percent to negative 65 percent, both of which include:

o	Approximately $12.0 million in non-cash, stock-based compensation expense
o	Approximately $5.0 million to $6.0 million of depreciation and amortization

Non-GAAP sales are adjusted for the impact of the Technology Upgrade Program. For additional information regarding the Technology Upgrade Program and a reconciliation of the Company’s GAAP financial results and guidance to its non-GAAP financial results and guidance, please see the attached Press Release Exhibit.

Conference Call

The Company will hold a conference call and simultaneous webcast today at 4:30pm Eastern Time (1:30pm Pacific Time). The link to the webcast will be available by accessing the Investor Center of the Tandem Diabetes Care website at http://investor.tandemdiabetes.com, and will be archived for 30 days.  To listen to the conference call via phone, please dial 855-427-4396 (U.S./Canada) or 484-756-4261 (International) and use the participant code "99237651".

Use of Non-GAAP Financial Measures

The Company presents certain non-GAAP financial measures in this press release, including historical and projected non-GAAP sales and operating margin, to provide information that may assist investors in understanding its financial results, assessing its prospects for future performance and allowing for a meaningful comparison of projected results to historical results. The Technology Upgrade Program discussed above created unpredictable GAAP results for its duration. This was principally due to accounting complexities associated with the program that were dependent on a number of future events and variables that were initially difficult to estimate or predict. Due to these accounting complexities, the Company is providing guidance for the year ending December 31, 2017 on a GAAP and non-GAAP basis, which excludes the impact of the Technology Upgrade Program.

These non-GAAP financial measures are used internally by the Company to analyze its operating performance and prospects for future performance for the duration of the Technology Upgrade Program. The principal limitation of these non-GAAP financial measures is that they do not necessarily reflect, and may not be a good estimate of, the amount that will actually be recorded in the Company’s financial statements in accordance with GAAP. The non-GAAP financial information and guidance is not intended to be considered in isolation or as a substitute for, or superior to, financial information and guidance prepared and presented in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, it expects to calculate them using a consistent method from period to period. The Company has provided a reconciliation of its GAAP financial results and guidance to its non-GAAP financial results and guidance under the heading “Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance” in the attached Press Release Exhibit.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc. (www.tandemdiabetes.com) is a medical device company dedicated to improving the lives of people with diabetes through relentless innovation and revolutionary customer experience.  The Company takes an innovative, user-centric approach to the design, development and commercialization of products for people with diabetes who use insulin. Tandem manufactures and sells the t:slim X2™ Insulin Pump, the only pump capable of remote feature updates using a personal computer, and the t:flex® Insulin Pump, the first pump designed for people with greater insulin requirements. Tandem is based in San Diego, California.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2, #tflex, #tconnect, and $TNDM.

Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.

Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Tandem Diabetes Care and t:flex are registered trademarks, and t:slim X2 is a trademark of Tandem Diabetes Care, Inc. Dexcom and Dexcom G5 are registered trademarks of Dexcom, Inc. All other trademarks are the property of their respective owners.

Forward Looking Statement

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the impact of the implementation of the Technology Upgrade Program and the Company’s projected financial results, including its projected non-GAAP sales and non-GAAP operating margins. The Company’s actual results may differ materially from those indicated in these forward-looking statements due to numerous risks and uncertainties. For instance, the Company’s ability to achieve its projected financial results for 2017 will be impacted by market acceptance of the Company’s new products and products under development by healthcare providers, third-party payors and people with diabetes; the potential that negative perceptions regarding our financial stability relative to that of our competitors, and our ability to sustain our business operations on a long-term basis, may cause consumers to delay the purchase of our products or to purchase competitive products; the Company’s ability to receive required regulatory approvals and otherwise complete the transition of manufacturing operations to our new manufacturing facility when anticipated; and the potential that newer products that compete with the Company’s products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render our products obsolete or less desirable. Other risks and uncertainties include the Company’s ability to manufacture products in commercial quantities at an acceptable cost and in accordance with quality requirements; the Company’s ability to raise additional capital to support the Company’s current operations; the Company’s ability to contract with additional third-party payors for reimbursement of the Company’s products; uncertainty associated with the development and approval of new products generally; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

TANDEM DIABETES CARE, INC.
GAAP CONDENSED BALANCE SHEETS
(in thousands)
	September 30,	December 31,
	2017	2016
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents and short-term investments	$12,538	$53,538
Restricted cash	-	2,000
Accounts receivable, net	10,582	11,172
Inventory, net	29,985	21,195
Other current assets	2,887	4,187
Total current assets	55,992	92,092

Restricted cash - long-term	10,000	-
Property and equipment, net	20,286	18,409
Other long term assets	1,699	1,891
Total assets	$87,977	$112,392
Liabilities and stockholders’ deficit
Current liabilities:
Accounts payable, accrued expense and employee-related liabilities	$21,554	$19,325
Deferred revenue	2,295	5,208
Other current liabilities	5,562	6,943
Total current liabilities	29,411	31,476

Notes payable-long-term	75,596	78,960
Other long-term liabilities	10,928	7,883
Total liabilities	115,935	118,319

Total stockholders’ deficit	(27,958)	(5,927)
Total liabilities and stockholders’ deficit	$87,977	$112,392

TANDEM DIABETES CARE, INC.
GAAP CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data(1))
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2017	2016	2017	2016
Sales	$27,003	$12,293	$67,306	$55,336
Cost of sales	15,131	13,870	40,680	41,809
Gross profit (loss)	11,872	(1,577)	26,626	13,527

Operating expenses:
Selling, general and administrative	20,125	20,683	65,077	63,768
Research and development	4,914	6,154	14,910	14,464
Total operating expenses	25,039	26,837	79,987	78,232
Operating loss	(13,167)	(28,414)	(53,361)	(64,705)

Other income (expense), net:
Interest and other income	60	34	179	258
Interest and other expense	(2,928)	(1,434)	(8,445)	(4,177)
Total other expense, net	(2,868)	(1,400)	(8,266)	(3,919)
Net loss	$(16,035)	$(29,814)	$(61,627)	$(68,624)

Net loss per share, basic and diluted	$(3.09)	$(9.73)	$(13.79)	$(22.52)

Weighted average shares used to compute basic and diluted net loss per share	5,190	3,063	4,468	3,047

(1)	The issued and outstanding shares of common stock have been restated for all periods presented to reflect the effects of the 1-for-10 reverse stock split, which was effective on October 9, 2017.

Press Release Exhibit

Summary of Technology Upgrade Program and Associated Reconciliation

of GAAP versus Non-GAAP Financial Results and Guidance

Program Overview

In July 2016, Tandem Diabetes Care, Inc. (“Tandem” or the “Company”) launched a Technology Upgrade Program under a variable pricing structure (the “Upgrade Program”), as a pathway for its t:slim® and t:slim G4™ Insulin Pump customers to experience the Company’s latest technology, the t:slim X2™ Insulin Pump platform which now includes integration with Dexcom G5® Mobile continuous glucose monitoring (CGM) integration. The Company began shipping the t:slim X2 Insulin Pump in October 2016 and is no longer offering the t:slim® Insulin Pump to new customers. In August 2017, the Company commenced commercial sales of the t:slim X2 Pump with DexCom G5 Mobile Continuous Glucose Monitoring integration (“t:slim X2 with G5”) and discontinued new sales of the t:slim G4 Pump. The Upgrade Program expired September 30, 2017.

The t:slim X2 Insulin Pump features new hardware advancements, including a two-way Bluetooth® wireless technology radio for communicating with more than one external device at a time. The Company expects these advancements, together with the Company’s anticipated use of the Tandem Device Updater to deliver future remote software updates for the t:slim X2 Pump, will offer customers a path to new innovations separate from the typical 4-year insurance pump replacement cycle.

Accounting Treatment Overview

Pursuant to applicable GAAP revenue recognition standards, revenue is recognized when the product is delivered or when an obligation is fulfilled, among other requirements. Under the Upgrade Program, eligible customers were provided the opportunity to receive, at a future date, a t:slim X2 Insulin Pump, or as of August 2017, a t:slim X2 with G5. This created potential future obligations for the Company that prevented the full recognition of revenue and cost of sales at the time of the customer’s initial purchase of an insulin pump, which resulted in a deferral of revenue and cost of sales on the Company’s financial statements. The deferrals are recognized when the obligation for such upgrades and services are fulfilled or when the Upgrade Program expires. Any fees received by the Company under the Upgrade Program and the Company’s cost of fulfilling the associated obligation are also recognized at that time.

Reconciliation of GAAP versus Non-GAAP Financial Results and Guidance

Due to this high degree of accounting complexity, the Upgrade Program created unpredictable GAAP results for its duration. To aid investors in better understanding the Company’s performance and minimize potential confusion when comparing its current results to historical results and expected future results, the Company has provided non-GAAP financial information in the accompanying press release, in addition to providing GAAP financial information. In the following tables, the Company has provided a reconciliation of its GAAP financial results and guidance to its non-GAAP financial results and guidance, which illustrates the impact of the Upgrade Program:

For the three months ended September 30, 2017, the impact of the Upgrade Program was as follows:

	Impact of Technology Upgrade Program*
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$27.0	$—	$(3.0)	$(0.3)	$23.7
Cost of sales	15.1	—	(0.4)	(0.3)	14.4
Gross profit (loss)	$11.9	$—	$(2.6)	$—	$9.3
Gross margin %	44%				39%
Operating loss	$(13.2)	$—	$(2.6)	$—	$(15.8)
Operating margin %	(49)%				(66)%

* Table may not foot due to rounding

For the nine months ended September 30, 2017, the impact of the Upgrade Program was as follows:

	Impact of Technology Upgrade Program*
(in millions)	GAAP Financial Results	Deferrals at Initial Sale[1]	Recognition of Deferrals[2]	Upgrade Fulfillments[3]	Non-GAAP Financial Results
Sales	$67.3	$0.2	$(4.5)	$(0.5)	$62.5
Cost of sales	40.7	—	(0.8)	(0.8)	39.1
Gross profit (loss)	$26.6	$0.2	$(3.7)	$0.3	$23.4
Gross margin %	40%				37%
Operating loss	$(53.4)	$0.2	$(3.7)	$0.3	$(56.6)
Operating margin %	(79)%				(90)%

* Table may not foot due to rounding

Since the launch of the t:slim X2 Pump in the fourth quarter of 2016, the Company has fulfilled approximately 3,000 upgrades under the Technology Upgrade Program. As of September 30, 2017 when the Program expired, the Company recorded $0.2 million in deferred revenue and $0.2 million in deferred cost of sales associated with the upgrade requests that will be fulfilled in the fourth quarter of 2017.

For the year ended December 31, 2017, the impact of the Upgrade Program on guidance is as follows:

(in millions)	GAAP Guidance	Impact of Technology Upgrade Program	Non-GAAP Guidance
Sales	$100.0 - $105.0	$(5.0)	$95.0 - $100.0
Operating Margin %	(65)% - (60)%		(70)% - (65)%

Non-GAAP Accounting Definitions

1) Deferrals at Initial Sale - The deferral of initial sales and cost of sales for eligible pump shipments are summarized in the following table:

Deferral Treatment for Eligible Shipments on or After July 1, 2016

Sales Deferral	Cost of Sales Deferral
100% of each sale classified as a right of return. A portion of each sale classified as a guarantee liability.	100% of the manufacturing cost for each sale classified as a right of return. No deferral for each sale classified as a guarantee liability.

2) Recognition of Deferrals – This reflects any changes in subsequent periods for deferrals made at the time of the initial sale (see Deferrals at Initial Sale above). It includes recognition of amounts previously deferred when actual product upgrades occur and a reversal of any remaining deferrals when the program expires for customers who did not elect the upgrade or service options.

3) Upgrade Fulfillments – This reflects incremental revenue recognized from an upgrade or service fee, if any, and the cost of sales associated with completing that upgrade or service. Approximately 3,000 upgrade fulfillments have occurred since the fourth quarter of 2016, when the t:slim X2 Insulin Pump became available. At that time, the Company commenced reporting Recognition of Deferrals and Upgrade Fulfillments.

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